TERRY  AMISANO  LTD.                                              AMISANO HANSON
KEVIN  HANSON,  CA
                                                           CHARTERED ACCOUNTANTS

February  22,  2001



United  Stated  Securities
And  Exchange  Commission
Washington  DC
USA  20549

Dear  Sir/Madame:

RE:     WTAA  INTERNATIONAL,  INC.  (THE  "COMPANY")

We confirm that we resigned as the Independent Accountants for the Company in February of 2001.

There were no adverse opinions or disclaimers of opinion, no modifications as to uncertainties, audit scope or accounting principles in the Company's past two years.

There were no disagreements between ourselves and the Company with respect to accounting principles or practice, financial statement disclosure, or auditing scope or procedure.

We provide this letter to you in accordance with Regulation S-B Section 304(a) of the Securities Act of 1934.

We  have  read the disclosure in the revised Form 8-K dated February 22, 2001 in item  4  and  agree  with  it.


We  trust  that  this  information  is  satisfactory.

Yours  truly,
AMISANO  HANSON

By:  /s/  Kevin  Hanson

     Kevin  R.  Hanson,  C.A.




     SUITE         750  WEST  PENDER  STREET          TELEPHONE  (604)  689-0188
     VANCOUVER     CANADA                             FACSIMILE  (604)  689-9773
     VGC2T7                                           E-MAIL:  amishan@telus.net


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